Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES THIRD QUARTER FISCAL 2019 OPERATING RESULTS

Uncasville, Connecticut, August 8, 2019 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Fallsview Casino Resort in Niagara Falls, Ontario and Inspire Korea in Incheon, South Korea, announced today operating results for its third fiscal quarter ended June 30, 2019.

“The June quarter was an important one in the evolution of MGE, as we closed on the acquisition of the Niagara casino bundle on June 11th, including the impressive Fallsview Casino Resort – representing MGE’s latest international expansion and further earnings diversification,” said Mario Kontomerkos, President & Chief Executive Officer. “Continuing the trend, construction activity continues in Incheon, South Korea, setting ourselves up for our next landmark integrated resort opening in early 2022. Both markets will transform the earnings profile of the Company. Domestically, volume trends across our portfolio remain inline to better than expected as overall gaming volumes at our flagship property, Mohegan Sun, remain robust despite the increased competitive pressure in the Northeast. Adjusting for unusually low table hold, overall MGE EBITDA would have been largely in line with our expectations, slightly up from last year’s comparable period, and well ahead of recent fiscal year 1Q19 and 2Q19 performance. Outside of Connecticut, EBITDA from Pocono grew, while Corporate EBITDA turned positive given continued growth from our managed portfolio, including the first contribution from the Niagara assets and continued strong financial performance from ilani.”

Selected consolidated operating results for the third quarter ended June 30, 2019, and prior year period (unaudited):

•	Net revenues of $347.6 million vs. $344.9 million in the prior year period, a 0.8% increase;

•	Income from operations of $55.2 million vs. $63.9 million in the prior year period, a 13.6% decrease; and

•	Adjusted EBITDA of $81.6 million vs. $88.2 million in the prior year period, a 7.5% decrease.

Consolidated net revenues were generally flat and Adjusted EBITDA declined during the quarter, largely driven by temporary unfavorable hold in the quarter at Mohegan Sun. These declines were partially offset by improved non-gaming revenue growth, including entertainment and hotel revenues at Mohegan Sun, as well as stronger Corporate Adjusted EBITDA, driven by the inclusion of Niagara in the period, tighter expense management and improved financial performance at ilani Casino Resort.

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), on a modified retrospective basis. As such, results for the three months and nine months ended June 30, 2019 in this release are presented under this new guidance, while results for the three months and nine months ended June 30, 2018 remain presented under prior guidance. For comparative results for all periods as reported under the new guidance, please see our supplemental earnings deck, available on our website (https://mohegangaming.com/financial-information/).

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2019	June 30, 2018	Variance	Percentage Variance
Net revenues	$251,045	$270,434	$(19,389)	(7.2%)
Income from operations	$48,812	$61,778	$(12,966)	(21.0%)
Adjusted EBITDA	$67,297	$81,782	$(14,485)	(17.7%)

Net revenues and Adjusted EBITDA declined during the quarter, driven by lower overall gaming revenues and unfavorable table hold during the period, which was partially offset by stronger non-gaming results. Slot volumes declined 7.2%, while table volumes increased 0.6%, remaining in line with internal expectations. Had table hold percentage fallen into the historically normal range, Net revenues and Adjusted EBITDA would have declined less than 2.7% and 6.9% respectively, on a 606 to 606 basis. Non-gaming revenues increased during the quarter, driven by improvement in nearly all segments of the business.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2019	June 30, 2018	Variance	Percentage Variance
Net revenues	$65,393	$68,290	$(2,897)	(4.2%)
Income from operations	$10,604	$10,216	$388	3.8%
Adjusted EBITDA	$14,289	$13,983	$306	2.2%

Net revenues declined during the quarter driven by lower gaming revenues, reflecting lower table and slot revenues, offset marginally by better table hold in the period. The year-over-year increase in Adjusted EBITDA was due to a strong focus on expense management, including lower payroll costs and certain casino marketing and promotional expenses. Importantly, overall promotional trends in the market have continued to improve sequentially since the beginning of second quarter of 2019.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2019	June 30, 2018	Variance	Percentage Variance
Net revenues	$31,229	$6,239	$24,990	400.5%
Loss from operations	$(4,206)	$(8,090)	$3,884	48.0%
Adjusted EBITDA	$37	$(7,525)	$7,562	100.5%

The increase in net revenues and Adjusted EBITDA was primarily due to 20 days of operations from the recently acquired Niagara Bundle along with higher management fees from ilani Casino Resort driven by continued improvement in performance at the property.

MGE Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Mohegan Sun	$251,045	$270,434	$48,812	$61,778	$67,297	$81,782
Mohegan Sun Pocono	65,393	68,290	10,604	10,216	14,289	13,983
Corporate	31,229	6,239	(4,206)	(8,090)	37	(7,525)
Inter-segment revenues	(60)	(60)	—	—	—	—

Total	$347,607	$344,903	$55,210	$63,904	$81,623	$88,240

Other Information

Liquidity

As of June 30, 2019 and September 30, 2018, MGE held cash and cash equivalents of $162.1 million and $103.9 million, respectively. As of June 30, 2019, $114.0 million was drawn on MGE’s $250.0 million revolving credit facility, while no amounts were drawn on MGE’s $25.0 million line of credit. Inclusive of letters of credit, which reduce borrowing availability under MGE’s senior secured revolving facility, MGE had $133.7 million of borrowing capacity under its senior secured revolving facility and line of credit as of June 30, 2019. In addition, MGE Niagara had $118.1 million of borrowing capacity under the Niagara revolving facility as of June 30, 2019.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its third quarter of fiscal 2019 operating results on August 8, 2019 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 3924199

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on August 8, 2019. This replay will run through August 22, 2019.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 3924199

About Mohegan Gaming & Entertainment

“Mohegan Gaming & Entertainment (MGE) is a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Inspire in Incheon, South Korea and Fallsview Casino Resort in Niagara Falls Ontario. MGE is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, Louisiana, Northern Asia, and Niagara Falls, Canada. MGE is owner and operator of Connecticut Sun, a professional basketball team in the WNBA and New England Black Wolves, a professional lacrosse team in the National Lacrosse League. For more information on MGE and our properties, visit www.mohegangaming.com.”

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2019	For the Three Months Ended June 30, 2018	For the Nine Months Ended June 30, 2019	For the Nine Months Ended June 30, 2018
Revenues:
Gaming	$235,418	$295,417	$669,172	$871,158
Food and beverage	37,171	22,386	105,485	65,376
Hotel	23,794	15,711	68,776	45,575
Retail, entertainment and other	51,224	36,038	131,371	98,775

Gross revenues	347,607	369,552	974,804	1,080,884
Less - Promotional allowances	—	(24,649)	—	(72,480)

Net revenues	347,607	344,903	974,804	1,008,404

Operating costs and expenses:
Gaming	135,238	164,108	389,872	490,224
Food and beverage	29,080	10,552	81,611	30,921
Hotel	12,052	6,945	31,881	20,597
Retail, entertainment and other	22,934	12,530	63,203	33,736
Advertising, general and administrative	53,534	49,093	149,664	149,065
Corporate	13,839	13,008	38,728	39,251
Depreciation and amortization	22,810	20,664	92,682	60,699
Other, net	2,910	4,099	6,357	8,935

Total operating costs and expenses	292,397	280,999	853,998	833,428

Income from operations	55,210	63,904	120,806	174,976

Other income (expense):
Interest income	1,149	3,878	5,639	11,624
Interest expense	(35,690)	(33,106)	(106,832)	(92,248)
Other, net	(792)	139	(1,312)	(2,428)

Total other expense	(35,333)	(29,089)	(102,505)	(83,052)

Net income	19,877	34,815	18,301	91,924
(Income) loss attributable to non-controlling interests	(38)	193	(198)	901

Net income attributable to Mohegan Gaming & Entertainment	$19,839	$35,008	$18,103	$92,825

MOHEGAN GAMING & ENTERTAINMENT

SUPPLEMENTAL INFORMATION

IMPACT OF ADOPTING ASC 606

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2019	Balance without ASC 606	Impact of Change Higher/ (Lower)
Revenues:
Gaming (1), (2), (3)	$235,418	$286,739	$(51,321)
Food and beverage (2), (3)	37,171	25,924	11,247
Hotel (2), (3)	23,794	17,488	6,306
Retail, entertainment and other (2), (3)	51,224	47,849	3,375

Gross revenues	347,607	378,000	(30,393)
Less: Promotional allowances (2), (3)	—	(27,709)	27,709

Net revenues	347,607	350,291	(2,684)
Operating costs and expenses:
Gaming (1), (2), (3)	135,238	174,279	(39,041)
Food and beverage (2), (3)	29,080	4,815	24,265
Hotel (2), (3)	12,052	8,980	3,072
Retail, entertainment and other (2), (3)	22,934	14,416	8,518
Advertising, general and administrative (3)	53,534	53,425	109
Corporate	13,839	13,839	—
Depreciation and amortization	22,810	22,810	—
Other, net	2,910	2,910	—

Total operating costs and expenses	292,397	295,474	(3,077)

Income from operations	$55,210	$54,817	$393

	For the Nine Months Ended June 30, 2019	Balance without ASC 606	Impact of Change Higher/ (Lower)
Revenues:
Gaming (1), (2), (3)	$669,172	$814,922	$(145,750)
Food and beverage (2), (3)	105,485	71,266	34,219
Hotel (2), (3)	68,776	50,064	18,712
Retail, entertainment and other (2), (3)	131,371	121,716	9,655

Gross revenues	974,804	1,057,968	(83,164)
Less: Promotional allowances (2), (3)	—	(73,793)	73,793

Net revenues	974,804	984,175	(9,371)
Operating costs and expenses:
Gaming (1), (2), (3)	389,872	481,906	(92,034)
Food and beverage (2), (3)	81,611	34,649	46,962
Hotel (2), (3)	31,881	23,495	8,386
Retail, entertainment and other (2), (3)	63,203	38,766	24,437
Advertising, general and administrative (3)	149,664	149,305	359
Corporate	38,728	38,728	—
Depreciation and amortization	92,682	92,682	—
Other, net	6,357	6,357	—

Total operating costs and expenses	853,998	865,888	(11,890)

Income from operations	$120,806	$118,287	$2,519

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), on a modified retrospective basis.

(1)

ASC 606 modified the accounting related to loyalty points. The Company is now required to reduce gaming revenues by the estimated fair value of loyalty points earned by patrons and recognize the related revenues when such loyalty points are redeemed.

(2)

ASC 606 modified the accounting related to promotional allowances. The Company no longer recognizes revenues for complimentary items provided to patrons, as well as for goods and services provided to patrons in connection with loyalty point redemptions, as gross revenues with a corresponding offset to promotional allowances to arrive at net revenues. The majority of such amounts previously included within promotional allowances now offset gaming revenues based on an allocation of revenues to performance obligations utilizing stand-alone selling prices. These changes resulted in the elimination of promotional allowances and the reclassification of revenues between the various revenue line items.

(3)

ASC 606 modified gross versus net presentation. The Company now records mandatory service charges on food and beverage items and wide area progressive operator fees on a gross basis, with amounts received from patrons recorded as revenues with the corresponding amounts paid recorded as expenses. This change resulted in an increase in revenues with a corresponding increase in expenses.

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2019	June 30, 2018
Net income	$19,877	$34,815
Other, net	792	(139)
Interest expense	35,690	33,106
Interest income	(1,149)	(3,878)

Income from operations	55,210	63,904

Adjusted EBITDA attributable to non-controlling interests	(144)	(427)
Other, net	3,747	4,099
Depreciation and amortization	22,810	20,664

Adjusted EBITDA	$81,623	$88,240

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended June 30, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$48,812	$18,335	$150	$—	$67,297
Mohegan Sun Pocono	10,604	3,728	(43)	—	14,289
Corporate	(4,206)	747	3,640	(144)	37

Total	$55,210	$22,810	$3,747	$(144)	$81,623

	For the Three Months Ended June 30, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA

Mohegan Sun	$61,778	$17,163	$2,572	$269	$81,782
Mohegan Sun Pocono	10,216	3,463	304	—	13,983
Corporate	(8,090)	38	1,223	(696)	(7,525)

Total	$63,904	$20,664	$4,099	$(427)	$88,240

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, acquisition related costs, gain and loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discounts, income from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

VP Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000